UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 2, 2006

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

50 Barnes Park North, Suite 104
Wallingford, CT	06492
(Address of Principal Executive Offices)	(Zip Code)

(203) 284-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1.01(a).

DunKnight & Laurus Debt Extensions.

On June 2, 2006, DSL.net, Inc. (the “Company”) entered into respective amendment agreements (collectively, the “Amendment Agreements”) with each of DunKnight Telecom Partners LLC (“DunKnight”) and DunKnight’s co-investor, Knight Vision Foundation (“KVF;” together with DunKnight, “DK”), and Laurus Master Fund, Ltd. (“Laurus;” together with DK, the “Senior Lenders”), the Company’s senior secured creditors, modifying certain of the terms of the Company’s secured debt financings with each of DK and Laurus.

Pursuant to the Amendment Agreements, the parties have agreed, in pertinent part, to extend by three months the maturity date of the Company’s issued and outstanding secured debt instruments owing to the Senior Lenders, in exchange for the issuance by the Company to the Senior Lenders of an aggregate of 5,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0005 per share (the “Common Stock”), pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, subject to certain restrictions set forth in the Amendment Agreements.

Under the terms of the DK Amendment Agreement, DK and the Company extended the maturity date of the Company’s outstanding 18% Secured Debentures from September 4, 2006 to December 4, 2006. In consideration for DK’s entering into the DK Amendment Agreement, the Company issued 3,712,500 shares of its Common Stock to DunKnight and 187,500 shares of its Common Stock to KVF.

Under the terms of the Laurus Amendment Agreement, the Company issued to Laurus an Amended and Restated Secured Convertible Minimum Borrowing Note and an Amended and Restated Secured Revolving Note (collectively, the “Amended Laurus Notes”), pursuant to which certain of the terms of the Company’s original promissory notes outstanding to Laurus were amended and restated to: (i) extend the maturity date of such notes from August 1, 2006 to November 1, 2006, and (ii) modify the interest rate provisions under each of such notes to a fixed rate of interest set at 7% per annum from June 2, 2006 through August 1, 2006, and thereafter to a fixed rate of interest set at 10% per annum, until maturity. Under the terms of the original promissory notes, the interest rate was based upon a formula and was capped at no more than 7% per annum. In consideration for Laurus’ entering into the Laurus Amendment Agreement and its acceptance of the Amended Laurus Notes, the Company issued 1,500,000 shares of its Common Stock to Laurus. Pursuant to the Laurus Amendment Agreement, Laurus waived any economic anti-dilution rights to which it would otherwise be entitled under the applicable financing documents arising solely as a result of the Company’s issuance of the Shares.

Pursuant to the Amendment Agreements, the Senior Lenders have agreed to certain “lock up” restrictions, which prohibit the Senior Lenders, except upon and during the continuation of an event of default, from selling any of the Shares for one (1) year from June 2, 2006. Pursuant to the Amendment Agreements, the Company also granted the Senior Lenders certain “piggyback” registration rights with respect to Shares, subject to certain terms set forth therein.

David F. Struwas, the Company’s President and Chief Executive Officer, and a member of the Company’s Board of Directors, has a minority membership interest in DunKnight, which he acquired following the conclusion of Mr. Struwas’ prior term as a director and officer of the Company and prior to DunKnight’s investment in the Company in November 2005. Keir Kleinknecht, a member of the Company’s Board of Directors, is the sole managing member of DunKnight. Prior to the closing of the DunKnight investment in November 2005, the Company had no material relationship with Mr. Kleinknecht or DunKnight. The debt extension transaction closed by the Company with DK on June 2, 2006 was approved unanimously by the Company’s Board of Directors, including the members of the Board’s Audit Committee, upon full disclosure of the above relationships.

Certain Actions Taken with Respect to SFAS 123R.

On May 17, 2006, the Board of Directors of the Company, including those directors constituting all of the members of the Board’s Compensation Committee (the “Board”), determined to fully accelerate, effective as of the closing date of the debt extensions with the Senior Lenders described in Item 1.01(a) of this Current Report on Form 8-K, above (the “Effective Date”), the vesting of each otherwise unvested Company Common Stock option granted under the Company’s qualified stock option plans outstanding immediately preceding the Effective Date and held by a then-current option holder. The foregoing Board action was effected in order to ease the Company’s accounting burden resulting from the impact of the Company’s adoption and compliance with SFAS 123R, in recognition of the fact that the overwhelming majority of the Company’s outstanding stock options are at exercise prices well above the highest reported market price of the Company’s Common Stock over the past several fiscal quarters, and not with the design of providing any potential short-term windfall for any option holder. Such accelerated Company stock options remain subject to all other operative provisions under applicable stock option plans and stock option agreements, subject to the below paragraph.

In the case of the acceleration of any unvested options as of the date immediately preceding the Effective Date held by any director or “executive officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, that have an exercise price at or below $0.06 per share, the Board conditioned such acceleration upon such individuals’ signing and delivering an agreement pursuant to which he or she agrees to refrain from selling, transferring, pledging, or otherwise disposing of any shares acquired upon the exercise of options so accelerated until the earliest of:

(i) the date on which the exercise would have been permitted under the applicable accelerated options’ pre-acceleration vesting terms;

(ii) in the case of an executive officer, the day after the executive officer’s last day of employment with the Company, if such employment ceased for any reason other than “cause” or the executive officer’s voluntary resignation for any reason other than “good reason,” each as defined under the applicable stock option plans or an applicable agreement between the Company and such individual (and in the case of a director, the day after the director ceased serving on the Company’s Board as a result of the Company’s stockholders not re-electing such individual to the Board at a meeting convened for the purpose of electing directors, including such director);

(iii) the occurrence of a “change in control” of the Company as defined in any agreement between the Company and the executive officer or director, but only to the extent the accelerated options, absent this acceleration, would have otherwise been accelerated under the terms of such an agreement; and

(iv) one (1) year from the Effective Date.

The foregoing “lock up” restrictions are only applicable to certain options recently granted to Mr. Struwas, the Company’s President and Chief Executive Officer and a member of the Board, on November 3, 2005 and January 4, 2006. Accordingly, Mr. Struwas and the Company entered into a lock up agreement on June 2, 2006, pursuant to which Mr. Struwas agreed, with respect to his unvested options outstanding and held by him as of the date immediately preceding the Effective Date that are exercisable at or below $0.06 per share, to refrain from selling, transferring, pledging, or otherwise disposing of any shares acquired upon the exercise of any such accelerated options until the Release Date applicable to such shares.

Item 3.02	Unregistered Sales of Equity Securities.

3.02(a).

Issuance of Common Stock to Senior Lenders.

On June 2, 2006, the Company entered into the Amendment Agreements with the Senior Lenders and issued the Shares, as described more fully under Item 1.01(a) of this Current Report on Form 8-K. The Shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), afforded by Section 4(2) of the 1933 Act, subject to certain restrictions set forth in the Amendment Agreements. No underwriter was used in connection with these issuances, which were effected partly in reliance by the Company on certain standard investment representations made by the Senior Lenders in the Amendment Agreements. Reference is made to the Company’s disclosure under Item 1.01(a) of this Current Report on Form 8-K, the pertinent terms of which are incorporated into this Item 3.02(a) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: June 6, 2006
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: S.V.P. - Corporate Affairs, General Counsel & Secretary